Exhibit 4.1

NUMBER Z Zillow SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 98954A 107 This certifies that Is the record holder of FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE, OF ZILLOW, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers Dated: Chief Executive Officer Secretary COUNTERSIGNED AND REGISTERED MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE BY: ZILLOW, INC. CORPORATE SEAL DEC, 13 2004 WASHINGTON

This Certificate evidences shares of Class A Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM as tenants in common UNIF GIFT MIN ACT ......................... Custodian TEN ENT as tenants by the entireties (Cust) (Minor) JT TEN as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act .............................................................................. (State) in common COM PROP as community property UNIF TRF MIN ACT ................. Custodian (until age (Cust) ............................................. (Minor) under Uniform Transfers to Minors Act ............................................................ (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.